Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

This SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of December 13, 2018 (the “Effective Date”), is made by and among FUELCELL ENERGY FINANCE, LLC, a Connecticut limited liability company having its principal office located at 3 Great Pasture Road, Danbury, Connecticut 06810 (hereinafter referred to as the “Parent”), and NRG ENERGY, INC., a Delaware corporation having an office address located at 804 Carnegie Center Drive, Princeton, New Jersey 08540, its permitted successors and/or assigns (hereinafter referred to as the “Lender”). Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Article I of the Loan Agreement (as defined below).

WHEREAS, Parent and Lender entered into that certain Loan Agreement dated as of July 30, 2014, as amended by that certain First Amendment to Loan Agreement dated as of April 18, 2016 (the “Loan Agreement”), pursuant to which the Lender agreed to make certain Project Debt available to Co-Borrowers pursuant to the terms thereof; and

WHEREAS, Parent has requested that Lender agree to amend the Loan Agreement as more particularly set forth herein; and

WHEREAS, the Lender is willing to agree to certain amendments specified below, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to the Loan Agreement. Subject to the terms and conditions of this Amendment, the Lender agrees to amend the Loan Agreement as of the Effective Date as follows:

(a)   The definition of “Maturity Date” is hereby deleted in its entirety and replaced with the following:

“Maturity Date” shall mean, with respect to each Note, the date that is the earlier of (a) March 31, 2019 and (b) COD with respect to the Project owned by the Co- Borrower that executed such Note.

(b)   The definition of “Project Draw Period” is hereby deleted in its entirety and replaced with the following:

“Project Draw Period” shall mean the period commencing on the Agreement Date and ending on December 31, 2018.

(c)   Section 7.3 is hereby amended as follows:

i.      The phrase “but in no event after the expiration of the Project Draw Period,” is inserted after the words “Construction Period,” in the first sentence of the preamble.

ii.     The following proviso is inserted at the end of clause (a): “provided, however, that in no event shall a Project Advance be made after the expiration of the Project Draw Period;”

(d)   The first sentence of Section 13.11 is hereby deleted in its entirety and replaced with the following:

“At such time as all of the Obligations (other than obligations which survive as provided in the following sentence) have been repaid and satisfied in full, including the repayment of all Project Debt upon the Maturity Date(s) of any outstanding Notes evidencing such Project Debt, this Agreement shall terminate.”

Section 2. Reservation of Rights. The Lender reserves any and all rights which it has, or may now or in the future have, to exercise any and all powers, rights, remedies and privileges under the Loan Agreement and any other Loan Documents with no impairment or prejudice of such power, right, remedy or privilege. No single or partial exercise of any such power, right, remedy or privilege shall preclude any other or further exercise thereof or of any other right, power, remedy or privilege, and all of such rights, powers, remedies and privileges are and shall continue to be cumulative. No failure of the Lender to immediately exercise any such power, right, remedy or privilege shall constitute or be deemed to constitute a waiver thereof or the acquiescence by the Lender with respect to any Default or Event of Default.

Section 3. No Course of Dealing or Performance. The Parent acknowledges and agrees that the execution, delivery and performance of this Amendment by the Lender does not and shall not create (nor shall the Parent rely upon the existence of or claim or assert that there exists) any obligation of the Lender to consider or agree to any other amendment of or waiver or consent with respect to the Loan Agreement or any other Loan Document, or any other instrument or agreement to which Lender is a party (collectively, an “Amendment or Consent”), and in the event that the Lender subsequently agrees to consider any requested Amendment or Consent, neither the existence of this Amendment nor any other conduct of the Lender related hereto, shall be of any force or effect on the Lender’s consideration or decision with respect to any such requested Amendment or Consent, and the Lender shall not have any obligation whatsoever to consider or agree to any such Amendment or Consent.

Section 4. Representations and Warranties. To induce the Lender to enter into this Amendment, the Parent does hereby represent and warrant that as of the Effective Date, after giving effect to the amendments contained herein:

(a)   each representation and warranty of the Parent under the Loan Agreement and the other Loan Documents is true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except to the extent such representation or warranty relates to an earlier date in which case it was true and correct as of such earlier date;

(b)  the Parent has the power and authority, and has taken all the necessary actions, to authorize the execution, delivery and performance of this Amendment;

(c)   this Amendment has been duly executed and delivered by a duly authorized officer of the Parent, and this Amendment, the Loan Agreement as amended hereby (the “Amended Agreement”) and the other Loan Documents, are the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by principles of equity relating to enforceability; and

(d)   the execution and delivery of this Amendment and performance of this Amendment and the Amended Agreement in accordance with their respective terms do not and will not, with the passage of time, the giving of notice or otherwise: (A) require any consent, approval, authorization, permit or license, governmental or otherwise that has not already been obtained or is not in full force and effect or violate any applicable law relating to the Parent; (B) conflict with, result in a breach of or constitute a default under (1) the articles or certificate of incorporation or formation or bylaws, operating agreement or the partnership agreement, as the case may be, of the Parent, or (2) any material agreements of the Parent or by which any of its properties may be bound; or (C) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent other than Permitted Liens.

Section 5. Fees and Expenses. Parent agrees to pay all reasonable attorneys’ fees of Lender to the extent accrued on or prior to the date hereof and related to the preparation and finalization of this Amendment. Lender shall provide to Parent an invoice or other evidence of such accrued amounts not later than two (2) business days after the Effective Date, and Parent will pay such amount no later than ten (10) business days after receipt of such invoice or other evidence.

Section 6. Loan Agreement; Other Loan Documents. The Amended Agreement and the other Loan Documents remain in full force and effect in accordance with their respective terms and are hereby ratified and affirmed in all respects. Except for the amendments set forth in Section 1, nothing herein shall be construed to limit, affect, modify or alter the Parent’s obligations under the Loan Agreement or elsewhere under the Loan Documents. This Amendment shall not be construed to: (i) impair the validity, perfection or priority of any lien or security interests securing the Obligations; (ii) waive or impair any rights, powers or remedies of the Lender under the Loan Agreement and the other Loan Documents; (iii) constitute an agreement by the Lender or require the Lender to extend the time for payment of any of the Obligations; or (iv) constitute a waiver of any right of the Lender to insist on strict compliance by the Parent with each and every term, condition and covenant of this Amendment, the Amended Agreement and the other Loan Documents to which it is a party in accordance therewith.

Section 7. General. This Amendment (a) shall be deemed to be a Loan Document and (b) embodies the entire understanding and agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.

Section 8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

Section 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile shall be equally effective as delivery of a manually executed counterpart to this Amendment.

Section 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

FUELCELL ENERGY FINANCE, LLC

By:	/s/ Michael S. Bishop
	Name:	Michael S. Bishop
	Title:	SVP and CFO of FuelCell Energy, Inc.,
sole member

NRG ENERGY, INC.

By:	/s/ Bruce Chung
	Name:	Bruce Chung
	Title:	SVP